                                                                      EXHIBIT 99



                            CANTON BANCSHARES, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


   The undersigned hereby appoints Bruce Edwards and Gary Barnhart, or either of them, as proxies to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of Canton Bancshares, Inc. ("Canton") to be held at the ____________________, ______________, Canton,
Illinois, at __:__ _.m. on _______, January __, 1996, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

   1. The adoption of the Agreement and Plan of Reorganization between Canton and Norwest Corporation ("Norwest"), dated as of July 25, 1995, pursuant to which a wholly owned subsidiary of Norwest will be merged with Canton (the "Merger"), and each outstanding share of the common stock of Canton (other than shares as to which statutory dissenters' rights have been exercised and not forfeited) will be exchanged for shares of the common stock, par value $1 2/3 per share, of Norwest; and the authorization such further action by the Board of Directors and officers of Canton as may be necessary and appropriate in connection with the Merger.

           FOR  [_]       AGAINST  [_]       ABSTAIN  [_]

   2. In their discretion on such matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement-Prospectus relating to the meeting.

   Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                              Dated:  __________________________, 1995.

                              ______________________________________________
                              (Please sign exactly as name appears at left.)

                              ______________________________________________
                              (If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees, or in similar capacities should so indicate.)


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.